INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT (the “Agreement”) is entered into as of this ___ day of ________, 2005, by and between Omega Flex, Inc. (the “Company”), a Pennsylvania corporation, and _______________ , (hereinafter referred to as “Indemnitee”).

W I T N E S S E T H

        WHEREAS, Indemnitee is willing to serve the Company if he is assured that his legal expenses and possibly amounts paid in settlements or judgments resulting from his service with the Company will be reimbursed;

        WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining officers’ and directors’ liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurances; and

        WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation, in general, subjecting officers to expensive litigation risks at the same time as liability insurance has been severely limited; and

        WHEREAS, Indemnitee does not regard the current protection available as adequate given the present circumstances, and Indemnitee and other directors and/or officers of the Company may not be willing to serve as officers and/or directors without adequate protection; and

        WHEREAS, the Company desires to attract and retain the services of able persons to serve as directors and officers of the Company and to indemnify its directors and officers so as to provide them with the maximum protection permitted by law.

        NOW, THEREFORE, in consideration of the premises and for the mutual benefit of the Company and Indemnitee, the Company and Indemnitee agree as follows:

1.     Indemnification Actions and Proceedings Against Officers and Directors.

        The Company shall indemnify the Indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether Indemnitee is formally a party thereto or not, by reason of the fact that he is or was an officer or director of the Company or is or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by the laws of the Commonwealth of Pennsylvania. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee is not entitled to indemnification pursuant to this Section 1.

2.     Indemnification Actions By or On Behalf of the Company.

        The Company shall indemnify the Indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of threatened, pending, or completed action or suit by or in the right of the Company to procure judgment in its favor, whether Indemnitee is formally a party thereto or not, by reason of the fact that he is, or was, an officer or director of the Company, or is, or was, serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by the laws of the Commonwealth of Pennsylvania. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee is not entitled to indemnification under this Section 2.

3.     Limitation on indemnification Against Liability.

        The indemnification described above in Sections 1 and 2 shall not be applicable if a court determines that: (a) Indemnitee has breached or failed to perform his fiduciary duty as defined by Pennsylvania law; and (b) such breach or failure to perform has been determined by a court to constitute willful misconduct or recklessness.

4.     Advancement of Expenses

        Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf or Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

5.     Authorization of Indemnification.

        Indemnification under Sections 1, 2, or 4 of this Agreement may be made by the Company upon a determination that indemnification is proper in the circumstances because Indemnitee has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Such determination may be made:

    (a)        by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

    (b)        if such quorum if not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion; or

    (c)        by the shareholders.

6.     Indemnification Procedure.

    (a)        Notice to Company. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practical of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to President, Omega Flex, Inc., 451 Creamery Way, Exton, PA, 19341, (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received on the third business day after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

    (b)        Procedure. Any indemnification and advances provided for in Sections 1, 2 or 4 of this Agreement shall be made no later than forty-five (45) days after receipt of the written request by Indemnitee. If a claim under this Agreement, under any statute or under any provision of the Company’s Amended and Restated Articles of Incorporation or By-Laws providing for indemnification is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not at any time thereafter bring an action against the Company to recover the unpaid amount of the claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and the determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, of its shareholders) that Indemnitee has not met such applicable standard of conduct shall not create a presumption that Indemnitee has or has not met the applicable standard of conduct.

    (c)        Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 6(a) hereof, the Company has officers’ and directors’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceedings to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

    (d)        Selection of Counsel. In the event the Company shall be obligated under Section 4 hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, such approval not to be unreasonably withheld or conditioned, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

7.     Indemnification Not Exclusive.

        The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any By-Laws, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

8.     Mutual Acknowledgments.

        Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its officers and directors under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain Federal securities laws and Federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken with the SEC to submit the question of indemnification of the Company’s right under public policy to indemnify Indemnitee.

9.     Severability.

        Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 9. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

10.     Mergers and Consolidations.

        For purposes of this section, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is, or was, an officer or director of such constituent corporation, or is or was serving at the request of such constituent corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

11.     Exceptions.

        In addition to the right of the Company to refuse indemnification or advancement of expenses under any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

    (a)        Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate.

    (b)        Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company.

    (c)        Claims Under Section 16(b) To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

12.     Employment Benefit Plans.

        For purpose of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan, and references to “serving at the request of the Company” shall include any service as an officer or director of the Company which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants or beneficiaries.

13.     Term Of Indemnity — Prior Agreements.

        This Agreement shall be binding upon the Company and its successors and assigns. This Agreement shall commence as to alleged acts or omissions of the Indemnitee, commencing January 1, 2005, or as soon thereafter as allowable under Pennsylvania law, and shall, unless otherwise provided when authorized or ratified, continue after Indemnitee has ceased to be a Indemnitee of the Company and shall inure to the benefit of the heirs, executors, and administrators of Indemnitee. All prior agreements between the Company and Indemnitee shall be deemed to have been replaced by this Agreement as of the date of commencement of the indemnification provided by this Agreement.

14.     Notice.

        All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

15.     Governing Law.

        This Agreement shall be governed by and its provisions construed in accordance with the laws of the Commonwealth of Pennsylvania.

        IN WITNESS WHEREOF, the undersigned have executed this Indemnity Agreement as of the date first above written.

ATTEST:	OMEGA FLEX, INC.
___________________________	By:___________________________
Its: __________________________
451 Creamery Way
Exton, PA 19341
AGREED TO AND ACCEPTED:
_________________________
Name:
Address: